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                        The Wilber Corporation Announces

                    Retirement of Vice President & Treasurer

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                             FOR IMMEDIATE RELEASE

Oneonta, New York

DATE:  May 28, 2004

FROM:  Alfred S. Whittet, President and CEO

PHONE: 607-433-4148

     The Wilber Corporation announces the retirement of James M. Salibury effective July 1, 2004.

     Mr. Salisbury retires following 22 years as Vice President and Treasurer of The Wilber Corporation and 25 years as Vice President and Cashier of the Company's principal bank subsidiary, Wilber National Bank.

     Joseph E. Sutaris, the Company's current Secretary and Chief Financial Officer was named Treasurer and will assume Mr. Salisbury's responsibilities upon his retirement. In a related matter, Douglas C. Gulotty, Wilber National Bank's Executive Vice President, was also named Executive Vice President and Secretary of the Company. Mr. Gulotty replaces Mr. Sutaris as the Company's Secretary.

     The announcement of Mr. Salisbury's retirement brings to a close 45 years in the banking industry for Mr. Salisbury who began his career in 1959 with a clerical position in the installment purchase department at Union National Bank of Troy. Over the next 45 years he advanced through a variety of positions including auditor, comptroller and security officer to his present positions with the Company and the Bank.

     A resident of Otego, Mr. Salisbury serves as treasurer of the Oneonta Rotary Club, trustee of the Village of Otego and board member of the United States Selective Service System. Friends and co-workers of Mr. Salisbury gathered at a retirement reception on May 13 to honor him for his years of service and dedication to the Corporation and Bank.

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NOTE: This press release may contain certain statements which are not historical facts or which concern the Company's future  operations or economic  performance
and  which  are  to  be   considered   forward-looking   statements.   Any  such
forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that all forward-looking statements involve risk and uncertainties, and that actual results may differ from those indicated in the forward-looking statements as a result of various factors, such as changing economic and competitive conditions and other risk and uncertainties. In addition, any statements in this news release regarding historical stock price performance are not indicative of or guarantees of future price performance.